                                                                    Exhibit 10.4

                                                            BLAKE DAWSON WALDRON
                                                                   LAWYERS

                              AMENDED AND RE-STATED
                                AGENCY AGREEMENT

                                 GLYCOTEX, INC.

                        NOVOGEN LABORATORIES PTY LIMITED
                               ABN 42 002 489 947

                                Level 35
                       225 George Street
                         Sydney NSW 2000
              Telephone: +61 2 9258 6000
                    Fax: +61 2 9258 6999   REF: BLM SJH 02 1389 1453

                          (C) BLAKE DAWSON WALDRON 2005

                                    CONTENTS

1.   INTERPRETATION                                                            1

   1.1    Definitions                                                          1
   1.2    Rules for interpreting this document                                 4
   1.3    Business Days                                                        5

2.   APPOINTMENT OF AGENT                                                      5

   2.1    Appointment                                                          5
   2.2    Acceptance of appointment                                            5

3.   AGENCY OBLIGATIONS                                                        6

   3.1    Negotiation of Clinical Trial Agreements                             6
   3.2    Execution of Clinical Trial Agreements                               6
   3.3    Performance of Clinical Trial Agreements                             6
   3.4    Appropriate personnel                                                6
   3.5    Care, skill, etc.                                                    6
   3.6    Judgment                                                             7
   3.7    Assistance by Glycotex                                               7

4.   FEES                                                                      7

   4.1    Fees and disbursements                                               7
   4.2    Invoices                                                             7
   4.3    Payment of invoices                                                  7
   4.4    Payments                                                             7
   4.5    Interest on overdue accounts                                         7

5.   GOODS AND SERVICES TAX                                                    8

   5.1    GST Law definitions                                                  8
   5.2    GST payable in addition to other amounts                             8
   5.3    Tax invoice                                                          8
   5.4    Adjustments                                                          9
   5.5    GST where Glycotex supplies Novogen Laboratories                     9

6.   MATERIALS AND INTELLECTUAL PROPERTY RIGHTS                                9

   6.1    Materials and information                                            9
   6.2    Intellectual Property Rights                                         9

7.   CONFIDENTIAL INFORMATION                                                  9

   7.1    Confidentiality                                                      9
   7.2    Exceptions to obligations of confidentiality                        10
   7.3    Public domain                                                       10

8.   REPRESENTATIONS AND WARRANTIES                                           10

   8.1    Warranties of each party                                            10
   8.2    Reliance on representations and warranties                          11
   8.3    Exclusion of conditions and warranties                              11

9.   LIMITATION OF LIABILITY AND INDEMNITY                                    11

   9.1    Indirect and consequential loss                                     11
   9.2    Indemnity                                                           11

10.  FORCE MAJEURE                                                            12

   10.1   Notice and suspension of obligations                                12
   10.2   Effort to overcome                                                  12
   10.3   Termination                                                         12

11.  TERM AND TERMINATION                                                     12

   11.1   Term                                                                12
   11.2   Termination by Glycotex                                             12
   11.3   Termination by Novogen Laboratories                                 13
   11.4   Consequences of termination                                         13
   11.5   Survival and accrued rights                                         13

12.  DISPUTE RESOLUTION                                                       14

   12.1   Disputes                                                            14
   12.2   Notice of Dispute                                                   14
   12.3   Negotiation                                                         14
   12.4   Resolution of Dispute                                               14
   12.5   Mediation                                                           14

13.  NOTICES                                                                  15

14.  AMENDMENT AND ASSIGNMENT                                                 15

   14.1   Amendment                                                           15
   14.2   Assignment                                                          15

15.  GENERAL                                                                  15

   15.1   Governing law                                                       15
   15.2   Liability for expenses                                              15
   15.3   Relationship of the parties                                         16
   15.4   Giving effect to this document                                      16
   15.5   Waiver of rights                                                    16
   15.6   Operation of this document                                          16
   15.7   Exclusion of contrary legislation                                   16
   15.8   Counterparts                                                        17


                                                                             ii.

                     AMENDED AND RE-STATED AGENCY AGREEMENT

DATE SEPTEMBER 2005

PARTIES

     GLYCOTEX, INC., a company incorporated under the laws of Delaware, United States of America, c/- 1 Landmark Square, Suite 240, Stamford Connecticut 06901, USA (GLYCOTEX)

     NOVOGEN LABORATORIES PTY LTD ABN 42 002 489 947 (NOVOGEN LABORATORIES)

RECITALS

A. Glycotex has a worldwide exclusive licence to exploit certain Intellectual Property Rights relating to Glucan Products.

B. Novogen Laboratories has expertise and experience in the arrangement and negotiation of agreements for the conduct of clinical trials of pharmaceutical products in Australia and the conduct of such clinical trials.

C. Glycotex appointed Novogen Laboratories as its agent to negotiate and enter into Clinical Trial Agreements on the terms and conditions of an Agency Agreement dated 30 April 2003.

D. The parties now amend and re-state the Agency Agreement in accordance with this document.

OPERATIVE PROVISIONS

1.   INTERPRETATION

1.1  DEFINITIONS

     The following definitions apply in this document.

     BUSINESS DAY means a day that is not a Saturday, Sunday or public holiday in Sydney, Australia.

     CHANGE IN CONTROL, in relation to Glycotex means:

     (a) the acquisition by any Person or Group other than Novogen Limited of more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of directors of Glycotex; or

     (b) any merger, consolidation, reorganization, recapitalization, tender or exchange offer or any other transaction with or effecting Glycotex as a result of which a Person or Group other than the stockholders of Glycotex immediately before the transaction owns after the transaction more than 50% of the combined voting power of the then outstanding securities entitled to vote generally in the election of the directors of Glycotex, but does not include any acquisition as a result of, or transaction involving, an initial public offering of Glycotex's common stock.

     CLINICAL TRIAL means a clinical evaluation of the stability, tolerability, synergy or efficacy of a Glucan Product in the Field.

     CLINICAL TRIAL AGREEMENTS means agreements for the conduct of Clinical Trials with:

     (a)  Royal North Shore Hospital;

     (b)  Blacktown Hospital; and

     (c)  Sutherland Hospital,

     and such other parties as Glycotex notifies Novogen Laboratories from time to time during the Term.

     COMMENCEMENT DATE means the date this document is executed by the last of the parties to execute it.

     CONFIDENTIAL INFORMATION means:

     (a)  all Know How relating to Glucan Products and Clinical Trials;

     (b)  all Know How created in the course of or as a result of Clinical
          Trials;

     (c) all written or oral information disclosed by Glycotex to Novogen Laboratories under this document; and

     (d) all written or oral information coming to the knowledge of Novogen Laboratories in the performance of its obligations as agent under this document,

     other than information which Novogen Laboratories can establish:

     (e)  was in the public domain when it was given to Novogen Laboratories;

     (f) becomes, after being given to Novogen Laboratories, part of the public domain, except through disclosure contrary to this document; or

     (g) was lawfully received by Novogen Laboratories from another person having the unrestricted legal right to disclose that information without requiring the maintenance of confidentiality.

     CORPORATIONS ACT means the Corporations Act 2001 (Cth).

     DEFAULT RATE means, in relation to an amount which has not been paid to a party, a rate equal to the sum of that party's cost of funding the amount (if that party were to borrow that amount and as determined conclusively by that party) and 2% per annum.

     DISPUTE has the meaning given to that term in clause 12.1.


                                                                              2.

     DISPUTE NOTICE has the meaning given to that term in clause 12.2.

     FIELD means the fields of:

     (a) therapeutic treatment of skin ulceration (including pressure sores, bed sores, venous ulcers, diabetic ulcers and burns) in humans;

     (b) treatment of bone fracture and the enhancement of fixation of implanted orthopaedic devices (including pins, screws and artificial joints) in humans;

     (c) prevention/treatment of ultraviolet light induced skin damage in humans;

     (d) treatment of injured connective tissues (including injuries to tendons and ligaments, such as sporting injuries, inflammation and surgical injury) in humans;

     (e)  joint repair (particularly with artificial joints) in humans; and

     (f) treatment of poorly healing surgically dissected or transected tissue in humans.

     GLUCAN PRODUCT means any product or formulation containing
     (beta)-(1,3)(1,6) glucan for use in the Field.

     GOVERNMENT AGENCY means:

     (a)  a government or government department or other body;

     (b)  a governmental, semi-governmental or judicial person; or

     (c) a person (whether autonomous or not) who is charged with the administration of a law.

     GROUP means two or more Persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of any securities.

     GST means:

     (a)  the same as in the GST Law; and

     (b) any other goods and services tax, or any tax applying to this transaction in a similar way; and

     (c) any additional tax, penalty tax, fine, interest or other charge under a law for such a tax.

     GST LAW means the same as "GST law" means in A New Tax System (Goods and Services Tax) Act 1999 (Cth).

     INSOLVENCY EVENT means, for a person, being in liquidation or provisional liquidation or under administration, having a controller or analogous person appointed to it or any of its property, being taken to have failed to comply with a statutory demand, being unable to pay its debts or otherwise insolvent, dying, ceasing to be of full legal capacity or otherwise


                                                                              3.

     becoming incapable of managing its own affairs for any reason, taking any step that could result in the person becoming an insolvent under administration, entering into a compromise or arrangement with, or assignment for the benefit of, any of its members or creditors, or any analogous event.

     INTELLECTUAL PROPERTY RIGHTS means any and all existing and future intellectual and industrial property rights throughout the world, whether conferred by statute, common law or equity, including rights in relation to copyright, trade marks, designs, circuit layouts, plant varieties, business and domain names, trade secrets and Know How (including the right to apply for registration of any such rights), Patent Rights and other results of intellectual activity in the industrial, commercial, scientific, literary or artistic fields.

     KNOW HOW means technical and other information which is not in the public domain including inventions, discoveries, concepts, data, formulae, ideas, specifications, procedures for experiments and tests, results of experimentation and testing, results of research and development and information in laboratory records, data collected during the course of clinical trials, case reports, data analyses and summaries and submissions to and information from ethics committees and regulatory authorities.

     PATENT RIGHTS means existing and future patents (including any divisions, continuations, continuations in part, renewals, reissues, extensions, supplementary protection certificates, utility models and foreign equivalents thereof) and rights with respect to existing and future patent applications and patentable inventions, including the right to apply for registration of any such rights.

     PERSON means a natural person, company, government, or political subdivision, agency, or instrumentality of a government.

     TERM means the term of this document as determined under clause 11.

1.2  RULES FOR INTERPRETING THIS DOCUMENT

     Headings are for convenience only, and do not affect interpretation. The following rules also apply in interpreting this document, except where the context makes it clear that a rule is not intended to apply.

     (a)  A reference to:

          (i) legislation (including subordinate legislation) is to that legislation as amended, re-enacted or replaced, and includes any subordinate legislation issued under it;

          (ii) a document or agreement, or a provision of a document or agreement, is to that document, agreement or provision as amended, supplemented, replaced or novated;

          (iii) a party to this document or to any other document or agreement includes a permitted substitute or a permitted assign of that party;


                                                                              4.

          (iv) a person includes any type of entity or body of persons, whether or not it is incorporated or has a separate legal identity, and any executor, administrator or successor in law of the person; and

          (v) anything (including a right, obligation or concept) includes each part of it.

     (b)  A singular word includes the plural, and vice versa.

     (c)  A word which suggests one gender includes the other genders.

     (d) If a word is defined, another part of speech has a corresponding meaning.

     (e) If an example is given of anything (including a right, obligation or concept), such as by saying it includes something else, the example does not limit the scope of that thing.

     (f) The word AGREEMENT includes an undertaking or other binding arrangement or understanding, whether or not in writing.

     (g) The words SUBSIDIARY, HOLDING COMPANY and RELATED BODY CORPORATE have the same meanings as in the Corporations Act.

1.3  BUSINESS DAYS

     If the day on or by which a person must do something under this document is not a Business Day:

     (a) if the act involves a payment that is due on demand, the person must do it on or by the next Business Day; and

     (b) in any other case, the person must do it on or by the previous Business Day.

2.   APPOINTMENT OF AGENT

2.1  APPOINTMENT

     Glycotex appoints Novogen Laboratories as its agent to:

     (a)  arrange and negotiate Clinical Trial Agreements;

     (b)  enter into Clinical Trial Agreements on reasonable commercial terms;
          and

     (c)  perform Glycotex's obligations under Clinical Trial Agreements.

2.2  ACCEPTANCE OF APPOINTMENT

     Novogen Laboratories accepts its appointment under clause 2.1 on the terms and conditions of this document.


                                                                              5.

3.   AGENCY OBLIGATIONS

3.1  NEGOTIATION OF CLINICAL TRIAL AGREEMENTS

     Novogen Laboratories must:

     (a) use all reasonable endeavours to negotiate Clinical Trial Agreements on the most favourable commercial terms available;

     (b) keep Glycotex regularly informed of the status and progress of the negotiation of Clinical Trial Agreements;

     (c) comply with Glycotex's reasonable directions in the negotiation of Clinical Trial Agreements; and

     (d) enter into Clinical Trial Agreements as agent for Glycotex on Glycotex's written direction.

3.2  EXECUTION OF CLINICAL TRIAL AGREEMENTS

     Novogen Laboratories must not enter into any Clinical Trial Agreement or commit Glycotex to any obligation under any Clinical Trial Agreement without Glycotex's prior written consent.

3.3  PERFORMANCE OF CLINICAL TRIAL AGREEMENTS

     Novogen Laboratories must:

     (a) perform the obligations of Glycotex under any Clinical Trial Agreements as agent for Glycotex;

     (b) not cause Glycotex to breach any obligation under any Clinical Trial Agreements; and

     (c) keep Glycotex regularly informed of the performance of Clinical Trial Agreements and the status and progress of all Clinical Trials.

3.4  APPROPRIATE PERSONNEL

     Novogen Laboratories shall ensure that its employees, agents and consultants have appropriate qualifications and experience to perform its obligations under this document, having regard to the nature of those obligations.

3.5  CARE, SKILL, ETC.

     Novogen Laboratories shall perform its obligations under this document:

     (a)  diligently, competently and with reasonable care and skill; and

     (b)  in compliance with all applicable laws and regulations.


                                                                              6.

3.6  JUDGMENT

     Nothing in this clause 3 prevents Novogen Laboratories from exercising its judgment and utilising its skills as it considers most appropriate to perform its obligations as agent under this document.

3.7  ASSISTANCE BY GLYCOTEX

     Glycotex must give Novogen Laboratories such assistance as Novogen Laboratories reasonably requests in order to perform its obligations as agent under this document.

4.   FEES

4.1  FEES AND DISBURSEMENTS

     Glycotex must pay to Novogen Laboratories, in accordance with clause 4.3:

     (a) all amounts paid by Novogen Laboratories on behalf of Glycotex under or pursuant to any Clinical Trial Agreements;

     (b) all reasonable out of pocket expenses (including travel and accommodation expenses) incurred by Novogen Laboratories each month in the course of performance of:

          (i)  its obligations under this document; and

          (ii) Glycotex's obligations under Clinical Trial Agreements; and

     (c)  an agency fee of 2% of the total of the amounts in clauses 4.1(a) and
          (b).

4.2  INVOICES

     Within 7 days of the end of each month, Novogen Laboratories shall render to Glycotex a written invoice for payment of the amounts payable under clause 4.1 in that month.

4.3  PAYMENT OF INVOICES

     Glycotex shall pay the amount of all correctly rendered invoices within 7 days of the date of the invoice.

4.4  PAYMENTS

     All amounts due and payable under clause 4.3 must be calculated and paid in United States dollars and must be paid by bank cheque or electronic transfer to an account notified by Novogen Laboratories in writing.

4.5  INTEREST ON OVERDUE ACCOUNTS

     Interest shall accrue at the Default Rate on the outstanding balance of all overdue amounts payable under clause 4.3, calculated daily.


                                                                              7.

5.   GOODS AND SERVICES TAX

5.1  GST LAW DEFINITIONS

     Words defined in the GST Law have the same meaning in this clause 5 unless the context makes it clear that a different meaning is intended.

5.2  GST PAYABLE IN ADDITION TO OTHER AMOUNTS

     In addition to paying all amounts payable by Glycotex under this document, Glycotex must:

     (a) pay to Novogen Laboratories an amount equal to any GST payable on any supply by Novogen Laboratories under or in connection with this document without deduction or set-off of any other amount;

     (b)  make that payment:

          (i) if Novogen Laboratories must pay GST on or after receiving the consideration or any part of it - as and when Glycotex must pay or provide the consideration or that part of it;

          (ii) if Novogen Laboratories must pay GST on issuing an invoice under this document - on the earlier of the due date for payment of that invoice, or 10 Business Days following the end of the month in which Novogen Laboratories issued that invoice; and

          (iii) if Novogen Laboratories must pay GST upon the occurrence of some other event - within 5 Business Days of a written request by Novogen Laboratories for payment for the GST, which may be in the form of a tax invoice (or an adjustment note); and

     (c) indemnify Novogen Laboratories against, and pay Novogen Laboratories on demand the amount of:

          (i)  all GST on the transactions contemplated by this document; and

          (ii) any loss, liability or expense directly or indirectly incurred in connection with or arising from or caused by any failure by Glycotex to pay any amount as and when required by this clause 5 for example, any additional tax, penalty tax, fine, interest or other charge under a GST Law.

5.3  TAX INVOICE

     Within 28 days of a written request from Glycotex, Novogen Laboratories must issue a tax invoice (or an adjustment note) to Glycotex for any supply for which Novogen Laboratories may recover GST from Glycotex under this document, and must include in the tax invoice (or adjustment note) the particulars required by the GST Law for Glycotex to obtain an input tax credit for that GST.


                                                                              8.

5.4  ADJUSTMENTS

     Novogen Laboratories must refund to Glycotex any overpayment by Glycotex for GST, but Novogen Laboratories need not refund to Glycotex any amount for GST paid to the Commissioner of Taxation unless Novogen Laboratories has received a refund or credit of that amount.

5.5  GST WHERE GLYCOTEX SUPPLIES NOVOGEN LABORATORIES

     If Glycotex must pay GST for anything provided or supplied by Glycotex under this document, Novogen Laboratories must pay to Glycotex an amount equal to that GST in exactly the same way as Glycotex must so do for any GST Novogen Laboratories must pay, and this clause 5 applies to that GST as if Glycotex was Novogen Laboratories, and Novogen Laboratories was Glycotex.

6.   MATERIALS AND INTELLECTUAL PROPERTY RIGHTS

6.1  MATERIALS AND INFORMATION

     Novogen Laboratories acknowledges that all materials, Know How and other information made available by Glycotex to Novogen Laboratories in the performance of the parties' obligations under this document remain the property of Glycotex.

6.2  INTELLECTUAL PROPERTY RIGHTS

     As between Glycotex and Novogen Laboratories, all Intellectual Property Rights created or developed by or on behalf of Novogen Laboratories in the performance of:

     (a)  its obligations under this document; and

     (b)  Glycotex's obligations under Clinical Trial Agreements,

     vest exclusively in Glycotex immediately upon their creation, and by this document Novogen Laboratories assigns to Glycotex absolutely and as beneficial owner its entire right and title to and interest in all such Intellectual Property Rights.

7.   CONFIDENTIAL INFORMATION

7.1  CONFIDENTIALITY

     Novogen Laboratories shall:

     (a)  keep and maintain all Confidential Information strictly confidential;

     (b) use Confidential Information only for the purposes for which it is disclosed; and

     (c) not disclose Confidential Information other than to its employees, authorised sub-contractors, legal advisers, auditors or other consultants requiring the information for the purposes of this document and then only upon those persons undertaking in writing to keep that information strictly confidential.


                                                                              9.

7.2  EXCEPTIONS TO OBLIGATIONS OF CONFIDENTIALITY

     The obligations in clauses 7.1 do not apply to the extent that Novogen Laboratories is required by law to disclose the Confidential Information, provided that it promptly gives notice to Glycotex of that requirement and discloses only that part of the Confidential Information which it is legally required to disclose.

7.3  PUBLIC DOMAIN

     No Confidential Information shall be deemed to be in the public domain merely because it contains information which is in the public domain or is embraced by a general disclosure which is in the public domain.

8.   REPRESENTATIONS AND WARRANTIES

8.1  WARRANTIES OF EACH PARTY

     Each party represents and warrants that:

     (a)  (POWER) it has full legal capacity and power to:

          (i)  own its property and to carry on its business; and

          (ii) enter into this document and to carry out the transactions that this document contemplates;

     (b) (CORPORATE AUTHORITY) it has taken all corporate action that is necessary or desirable to authorise its entry into this document and its carrying out the transactions that this document contemplates;

     (c) (DOCUMENTS EFFECTIVE) this document constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms (except to the extent limited by equitable principles and laws affecting creditors' rights generally), subject to any necessary stamping or registration;

     (d) (NO CONTRAVENTION) neither its execution of this document nor the carrying out by it of the transactions that this document contemplates, does or will:

          (i) contravene any law to which it or any of its property is subject or any order of any Government Agency that is binding on it or any of its property;

          (ii) contravene any undertaking or instrument binding on it or any of its property;

          (iii) contravene its constitution; or

          (iv) require it to make any payment or delivery in respect of any financial indebtedness before it would otherwise be obliged to do so; and

     (e) (NO TRUST) it is not entering into this document as trustee of any trust or settlement.


                                                                             10.

8.2  RELIANCE ON REPRESENTATIONS AND WARRANTIES

     Each party acknowledges that the other party has executed this document and agreed to take part in the transactions that this document contemplates in reliance on the representations and warranties that are made in this clause 8.

8.3  EXCLUSION OF CONDITIONS AND WARRANTIES

     Except for the warranties expressly made in this document, all conditions, warranties, undertakings or representations express or implied arising by statute, general law or otherwise are expressly excluded to the extent permitted by law.

9.   LIMITATION OF LIABILITY AND INDEMNITY

9.1  INDIRECT AND CONSEQUENTIAL LOSS

     Despite any other provision of this document, and to the extent permitted by law, in no circumstances is Novogen Laboratories liable in contract, tort (including negligence or breach of statutory duty) or otherwise, and whatever the cause, to compensate Glycotex for:

     (a)  any increased costs or expenses;

     (b) any economic loss, loss of profit, revenue, business, contracts or anticipated savings; or

     (c) any other special, indirect or consequential loss or damage of any nature.

9.2  INDEMNITY

     Glycotex must indemnify and keep indemnified Novogen Laboratories, its directors, employees and agents against all damages, costs or expenses (including legal costs and expenses on an indemnity basis) in respect of any claims, demands, actions, proceedings or prosecution which may be brought or commenced as a result of or in relation to:

     (a)  any breach of any Clinical Trial Agreement; or

     (b)  any personal injury to or death of any person:

          (i)  enrolled in a Clinical Trial;

          (ii) arising out of or relating to the administration of a Glucan Product; or

          (iii) arising out of or relating to any clinical intervention or procedure during or as a result of a Clinical Trial;

     (c) the sale, distribution or other commercialisation or exploitation of Glucan Products; or

     (d)  any packaging, marketing, advertisement or promotion of Glucan
          Products.


                                                                             11.

10.  FORCE MAJEURE

10.1 NOTICE AND SUSPENSION OF OBLIGATIONS

     If a party to this document is affected, or likely to be affected, by a Force Majeure Event:

     (a) that party must immediately give the other prompt notice of that fact including:

          (i)  full particulars of the Force Majeure Event;

          (ii) an estimate of its likely duration;

          (iii) the obligations affected by it and the extent of its effect on those obligations; and

          (iv) the steps taken to rectify it; and

     (b) the obligations under this document of the party giving the notice are suspended to the extent to which they are affected by the relevant Force Majeure Event as long as the Force Majeure Event continues.

10.2 EFFORT TO OVERCOME

     A party claiming a Force Majeure Event must use its best endeavours to remove, overcome or minimise the effects of that Force Majeure Event as quickly as possible. However, this does not require a party to settle any industrial dispute in any way it does not want to.

10.3 TERMINATION

     If a Force Majeure Event continues for more than 3 months, any party may terminate this document by giving at least 10 Business Days notice to the other party.

11.  TERM AND TERMINATION

11.1 TERM

     The rights and obligations of the parties under this document begin on the Commencement Date and continue until this document is terminated in accordance with this clause 11.

11.2 TERMINATION BY GLYCOTEX

     Glycotex may terminate this document at any time:

     (a)  on three month's written notice to Novogen Laboratories;

     (b) immediately if Novogen Laboratories defaults in the performance of any of its obligations under this document which in Glycotex's reasonable opinion is capable of remedy and fails to remedy that default within 21 days of receiving written notice from Glycotex specifying the default and requiring the default to be remedied;


                                                                             12.

     (c) on 21 days written notice if Novogen Laboratories defaults in the performance of any of its material obligations under this document which in Glycotex's reasonable opinion is not capable of remedy; and

     (d)  immediately by notice in writing if:

          (i)  Novogen Laboratories is involved in an Insolvency Event; or

          (ii) Novogen Laboratories ceases for any reason to be able lawfully to carry out all the transactions which this document contemplates may be carried out by Novogen Laboratories.

11.3 TERMINATION BY NOVOGEN LABORATORIES

     Novogen Laboratories may terminate this document at any time:

     (a) immediately if Glycotex defaults in the performance of any of its obligations under this document which in Novogen Laboratories' reasonable opinion is capable of remedy and fails to remedy that default within 21 days of receiving written notice from Novogen Laboratories specifying the default and requiring the default to be remedied;

     (b) on 21 days written notice if Glycotex defaults in the performance of any of its material obligations under this document which in Novogen Laboratories' reasonable opinion is not capable of remedy; and

     (c)  immediately by notice in writing if:

          (i) there is a Change in Control of Glycotex without Novogen Laboratories' written consent;

          (ii) Glycotex is involved in an Insolvency Event; or

          (iii) Glycotex ceases for any reason to be able lawfully to carry out all the transactions which this document contemplates may be carried out by Glycotex.

11.4 CONSEQUENCES OF TERMINATION

     Upon expiration or termination of this document for any reason Novogen Laboratories must deliver to Glycotex or destroy at Glycotex's election, all Confidential Information in Novogen Laboratories' possession, custody or power.

11.5 SURVIVAL AND ACCRUED RIGHTS

     Upon termination under this clause 11, this document is at an end as to its future operation except for:

     (a) the enforcement of any right or claim which arises on or has arisen before termination; and


                                                                             13.

     (b) the obligations of the parties under clauses 1, 6, 7, 9, 12, 13, 14, 15 (except clause 15.4) and this clause 11, which survive termination.

12.  DISPUTE RESOLUTION

12.1 DISPUTES

     If a dispute arises out of or in relation to this document (including any dispute as to breach or termination of the document or as to any claim in tort, in equity or pursuant to any statute) (a DISPUTE), a party to this document may not commence any court or arbitration proceedings relating to the Dispute unless it has complied with this clause 12 except where the party seeks urgent interlocutory relief.

12.2 NOTICE OF DISPUTE

     A party to this document claiming that a Dispute has arisen under or in relation to this document must give written notice to the other party specifying the nature of the Dispute (a DISPUTE NOTICE).

12.3 NEGOTIATION

     Upon receipt by a party of a Dispute Notice, Novogen Laboratories and Glycotex must procure that their respective Managing Directors meet to endeavour to resolve the Dispute expeditiously by negotiation.

12.4 RESOLUTION OF DISPUTE

     If the parties have not resolved the Dispute under clause 12.3 within 14 days of receipt of a Dispute Notice, the parties must endeavour to resolve the Dispute expeditiously using informal dispute resolution techniques such as mediation, expert evaluation or determination or similar techniques agreed by the parties.

12.5 MEDIATION

     If the parties do not agree within 28 days of receipt of a Dispute Notice (or such further period as the parties agree in writing) as to:

     (a)  the dispute resolution technique and procedures to be adopted;

     (b)  the timetable for all steps in those procedures; and

     (c) the selection and compensation of the independent person required for such technique,

     the parties must mediate the Dispute in accordance with the Mediation Rules of the Law Society of New South Wales, and the President of the Law Society of New South Wales (or the President's nominee) will select the mediator and determine the mediator's remuneration.


                                                                             14.

13.  NOTICES

     (a) A notice, consent or other communication under this document is only effective if it is in writing, signed and either left at the addressee's address or sent to the addressee by mail or fax. If it is sent by mail, it is taken to have been received 3 working days after it is posted. If it is sent by fax, it is taken to have been received when the addressee actually receives it in full and in legible form.

     (b) The parties' addresses and fax numbers are those set out below, or as a party notifies the other:

          GLYCOTEX
          Address:               140 Wicks Road North Ryde, NSW 2113 AUSTRALIA
          Fax number:            Int + 612 9878 0055
          Attention:             The President

          NOVOGEN LABORATORIES
          Address:               140 Wicks Road North Ryde, NSW 2113 AUSTRALIA
          Fax number:            Int + 612 9878 0055
          Attention:             Managing Director

14.  AMENDMENT AND ASSIGNMENT

14.1 AMENDMENT

     This document can only be amended, supplemented, replaced or novated by another document signed by the parties.

14.2 ASSIGNMENT

     A party may only dispose of, declare a trust over or otherwise create an interest in its rights under this document with the other party's consent.

15.  GENERAL

15.1 GOVERNING LAW

     (a) This document is governed by the law in force in New South Wales, Australia.

     (b) Each party submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales, and any court that may hear appeals from any of those courts, for any proceedings in connection with this document, and waives any right it might have to claim that those courts are an inconvenient forum.

15.2 LIABILITY FOR EXPENSES

     Each party must pay its own expenses incurred in negotiating, executing, stamping and registering this document.


                                                                             15.

15.3 RELATIONSHIP OF THE PARTIES

     (a) Nothing in this document creates a relationship of employment, partnership or joint venture between the parties under the laws of any applicable jurisdiction.

     (b) Except as expressly provided in this document, no party may act or has any authority to act as agent of or in any way bind or commit the other party to any obligation.

15.4 GIVING EFFECT TO THIS DOCUMENT

     Each party must do anything (including execute any document), and must ensure that its employees and agents do anything (including execute any document), that the other party may reasonably require to give full effect to this document.

15.5 WAIVER OF RIGHTS

     A right may only be waived in writing, signed by the party giving the waiver, and:

     (a) no other conduct of a party (including a failure to exercise, or delay in exercising, the right) operates as a waiver of the right or otherwise prevents the exercise of the right;

     (b) a waiver of a right on one or more occasions does not operate as a waiver of that right if it arises again; and

     (c) the exercise of a right does not prevent any further exercise of that right or of any other right.

15.6 OPERATION OF THIS DOCUMENT

     (a) This document contains the entire agreement between the parties about its subject matter. Any previous understanding, agreement, representation or warranty relating to that subject matter is replaced by this document and has no further effect.

     (b) Any right that a person may have under this document is in addition to, and does not replace or limit, any other right that the person may have.

     (c) Any provision of this document which is unenforceable or partly unenforceable is, where possible, to be severed to the extent necessary to make this document enforceable, unless this would materially change the intended effect of this document.

15.7 EXCLUSION OF CONTRARY LEGISLATION

     Any legislation that adversely affects an obligation of a party, or the exercise by a party of a right or remedy, under or relating to this document is excluded to the full extent permitted by law.


                                                                             16.

15.8 COUNTERPARTS

     This document may be executed in counterparts.

EXECUTED as an agreement.

EXECUTED by GLYCOTEX, INC.:


/s/ David Seaton                        /s/ David Seaton
-------------------------------------   ----------------------------------------
Signature of director                   Signature of director/secretary


DAVID SEATON                            DAVID SEATON
-------------------------------------   ----------------------------------------
Name                                    Name


EXECUTED by NOVOGEN
RESEARCH PTY LIMITED:


/s/ Christopher Naughton                /s/ Ron Lea Erratt
-------------------------------------   ----------------------------------------
Signature of director                   Signature of director/secretary


CHRISTOPHER NAUGHTON                    RON LEA ERRATT
-------------------------------------   ----------------------------------------
Name                                    Name


                                                                             17.